UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 8, 2007
HANOVER COMPRESSOR COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-13071 (Commission File Number)	76-0625124 (I.R.S. Employer Identification No.)

12001 North Houston Rosslyn Houston, Texas (Address of Principal Executive Offices)	77086 (Zip Code)
Registrant’s Telephone Number, including Area Code: (281)447-8787
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Form of Award Notice Time Vested Restricted Stock
Form of Award Notice Time Vested Restricted Stock Units
Schedule of Compensation for Non-Employee Directors

Item 3.02. Unregistered Sales of Equity Securities
On various dates from April 12, 2007 through May 7, 2007, holders of 7 1 /4% Convertible Preferred Securities due 2029 (“TIDES Preferred Securities”) of Hanover Compressor Capital Trust (the “Trust”) converted $28,851,550 in aggregate principal amount of TIDES Preferred Securities into 1,614,040 shares of common stock of Hanover Compressor Company (the “Company”) as a result of the Company’s call for redemption of $29,897,000 aggregate principal amount of the Convertible Junior Subordinated Debentures Due 2029 (the “Debentures”). All of the Debentures are owned by the Trust and the Trust is required to use the proceeds received from such redemption to redeem a corresponding amount of the TIDES Preferred Securities and the Trust’s 7 1 /4% Convertible Common Securities (“TIDES Common Securities”). The Company owns all of the TIDES Common Securities. No TIDES Common Securities have been converted to date. Set forth below is a chart which shows all conversions of TIDES Preferred Securities since March 1, 2007.

	Principal Amount	Number of
	of TIDES	Shares of
	Preferred Securities	Common Stock
Date of Conversion	Converted	Issued
4/12/07	$25,300	1,415
4/25/07	556,200	31,115
4/27/07	1,450	81
4/30/07	33,800	1,890
5/2/07	3,300	184
5/3/07	11,471,150	641,734
5/4/07	3,120,100	174,546
5/7/07	13,665,550	764,490

Total	$28,876,850	1,615,455

Of the $29,000,000 aggregate principal amount of TIDES Preferred Securities called for redemption by the Trust on April 12, 2007, $28,851,550 was converted into 1,614,040 shares of Hanover Common Stock. The Company previously reported in a press release that the Trust made a partial call for redemption of the TIDES Preferred Securities and TIDES Common Securities on the basis of one TIDES Preferred or Common Security per $50 principal amount of Debentures which at the election of the holder thereof could be immediately converted into shares of common stock of the Company at a conversion price of approximately $17.875 per share, or 2.7972 shares of common stock of the Company per $50 principal amount. The Company has fully and unconditionally guaranteed the obligations of the Trust to the holders of the TIDES Preferred Securities and the TIDES Common Securities.
The shares of common stock were issued solely to holders of the TIDES Preferred Securities upon conversion of the TIDES Preferred Securities pursuant to the exemption from registration provided under Section3(a)(9) of the Securities Act of 1933, as amended, which is available since the shares of common stock were exchanged by the Company with its existing security holders exclusively where no commission or other remunerations was paid or given directly or indirectly for soliciting such an exchange.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2007 Long Term Incentive Awards Program
The 2007 Long Term Incentive Awards Program (the “2007 Awards Program”) was developed primarily to provide long term incentives to management-level employees and align management’s interests with those of the Company’s shareholders. Participants in the 2007 Awards Program will be entitled to receive either time vested restricted stock or stock-settled restricted stock units (“2007 Stock Awards”). All of our executive officers except for Messrs. John Jackson, President and Chief Executive Officer and Lee Beckelman, Senior Vice President and Chief Financial Officer received 2007 Stock Awards.
The 2007 Stock Awards that were granted pursuant to the 2007 Awards Program under the Company’s 2006 Stock Incentive Plan, as amended (“2006 SIP”). The 2007 Stock Awards will vest in one-third increments on each anniversary of their grant, so that 100% of these awards will have vested within three years of May 8, 2007, the original grant date. The 2007 Stock Awards will immediately vest in full and all restrictions applicable to the 2007 Stock Award will cease effective as of the date of a Corporate Change (as defined in the

2006 SIP) with the exception of a Corporate Change resulting from the completion of the mergers (“Mergers”) anticipated by the Agreement and Plan of Merger, dated as of February 5, 2007, among the Company, Universal Compression Holdings, Inc., Iliad Holdings, Inc., Hector Sub, Inc. and Ulysses Sub, Inc. (“Merger Agreement”)
The forms of Award Notices for the Time Vested Awards are filed herewith as Exhibits 10.1 and 10.2 are incorporated herein by reference.
Director Compensation
On May 8, 2007, the Company’s Board of Directors approved certain increases in Non-Employee Director compensation. The increases were effective immediately.
The attached Exhibit 10.3 sets forth the 2007 compensation for Non-Employee Directors.
Supplemental Performance Bonus Plan
On March 15, 2007, the Management Development and Compensation Committee (the “Compensation Committee”) approved the adoption of a Supplemental Performance Bonus (the “Supplemental Performance Bonuses”) subject to the consent of Universal Compression Holdings, Inc under the Merger Agreement. The Company received the consent of Universal on May 9, 2007.
If the Mergers are consummated, under the terms of the 2003 Stock Incentive Plan, cash performance awards granted under Hanover’s 2005 Long-term Incentive Program (“2005 LTI Program”) will vest at only 100% of target payout even though the maximum performance criteria is currently expected to be met. Absent the Mergers, if the maximum performance were met, then greater payout amounts would be paid (e.g. up to 200% of target payout). As a result of this inequity, the Compensation Committee of the Hanover Board of Directors reviewed this matter and approved, approximately $2.9 million in Supplemental Performance Bonuses payable to officers and other employees in cash upon consummation of the Mergers. The Supplemental Performance Bonus for employees who received cash awards under the 2005 LTI Program and were salary grades 38 and above at the time of grant (generally director level managers and above), will receive an amount that, taken together with the 100% target payout that will vest upon consummation of the Mergers, will be the equivalent of the Company obtaining a 150% performance level under the 2005 LTI Program. Additionally, for employees who received cash awards under the 2005 LTI Program and were salary grades 37 and below at the time of grant, the Compensation Committee approved that such employees be provided a Supplemental Performance Bonus that, taken together with the 100% target payout that will vest upon consummation of the merger, will be the equivalent of the Company obtaining a 200% performance level under the 2005 LTI Program.
The Supplemental Performance Bonus amounts for executive officers payable upon consummation of the Mergers will be as follows:

		Estimated
		Performance
Officer	Title	Bonus
John E. Jackson	President and Chief Executive Officer; Director	$390,000
Brian A. Matusek	Senior Vice President -- Western Hemisphere	$90,000
Norman A. Mckay	Senior Vice President -- Eastern Hemisphere	$70,000
Gary M. Wilson	Senior Vice President, General Counsel and Secretary	$70,000
Lee E. Beckelman	Senior Vice President and Chief Financial Officer	$90,000
Steven W. Muck	Vice President -- Global Human Resources and Health, Safety and Environment	$70,000
Stephen P. York	Vice President -- Investor Relations and Technology	$25,000
Peter G. Schreck	Vice President -- Treasurer	$25,000
Anita H. Colglazier	Vice President -- Controller	$25,000

Item 9.01 Financial Statements and Exhibits
(c)Exhibits

Exhibit No.	Description

10.1*	Form of Award Notice Time Vested Restricted Stock

10.2*	Form of Award Notice Time Vested Restricted Stock Units (stock settled)

10.3*	Schedule of Compensation for Non-Employee Directors

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER COMPRESSOR COMPANY
Date: May 14, 2007	By:	/s/ Suzanne B. Kean
		Name:	Suzanne B. Kean
		Title:	Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Form of Award Notice Time Vested Restricted Stock

10.2*	Form of Award Notice Time Vested Restricted Stock Units (stock settled)

10.3*	Schedule of Compensation for Non-Employee Directors

*Filed herewith